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Exhibit 5.3

August 20, 2014

NGL Energy Partners LP
6120 South Yale Avenue, Suite 805
Tulsa, OK 74136

Re:
Amendment No. 1 to Securities and Exchange Commission Form S-4 Registration Statement (Registration No. 333-197341)

Ladies and Gentlemen:

        We have acted as special counsel in the State of Wyoming (the "State") to AntiCline Disposal, LLC, a Wyoming limited liability company (the "Wyoming Guarantor"), a subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the "Partnership"), for the purpose of rendering this opinion in connection with: (i) the offer by the Partnership and NGL Energy Finance Corp., a Delaware corporation (the "Co-Issuer" and, together with the Partnership, the "Issuers"), to issue up to $450,000,000 aggregate principal amount of registered 6.875% Senior Notes due 2021 (the "2021 Exchange Notes"), in exchange for the same principal amount of the Issuer's unregistered 6.875% Senior Notes due 2021 (the "2021 Old Notes"); and (ii) the offer by the Issuers to issue up to $400,000,000 aggregate principal amount of registered 5.125% Senior Notes due 2019 (the "2019 Exchange Notes" and, together with the 2021 Exchange Notes, the "Exchange Notes"), in exchange for the same principal amount of the Issuer's unregistered 5.125% Senior Notes due 2019 (the "2019 Old Notes"). The 2021 Old Notes were, and the 2021 Exchange Notes will be, issued pursuant to an indenture dated as of October 16, 2013 among the Issuers, the subsidiaries of the Partnership party thereto, including the Wyoming Guarantor, and U.S. Bank National Association, as trustee (the "2021 Indenture"), and the 2019 Old Notes were, and the 2019 Exchange Notes will be, issued pursuant to an indenture dated as of July 9, 2014 among the Issuers, the subsidiaries of the Partnership party thereto, including the Wyoming Guarantor, and U.S. Bank National Association, as trustee (the "2019 Indenture" and, together with the 2021 Indenture, the "Indentures"). The New Notes are being guaranteed by the Wyoming Guarantor as well as by other certain subsidiaries of the Partnership (together with the Wyoming Guarantor, the "Guarantors") pursuant to the Indentures (the "Guarantees"). The opinions contained in this letter are rendered at the request of the Issuers in connection with that certain Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement Amendment"), dated August 20, 2014, amending that certain Registration Statement on Form S-4 of the Issuers and the Guarantors, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on July 10, 2014 (the "Original Registration Statement" and, together with the Registration Statement Amendment, the "Registration Statement"), and in accordance with the requirements of Item 601(b)(5) of Regulations S-K under the Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following (collectively, items (a) through (h), the "Opinion Documents"):

          (a)   the Registration Statement;

          (b)   the 2021 Indenture;

          (c)   the 2019 Indenture;

          (d)   the Articles of Organization of the Wyoming Guarantor, certified to us by the Secretary of State of the State and certified by the Secretary of the Wyoming Guarantor as being in effect on the date of this opinion (the "Articles");

          (e)   the Second Amended and Restated Limited Liability Company Agreement of the Wyoming Guarantor dated as of September 30, 2013, certified to us by the Secretary of the Wyoming Guarantor as being true, correct, complete and in full effect on the date of this opinion (the "LLC Agreement" and, together with the Articles, the "Organizational Documents");

          (f)    the written consents of NGL Water Solutions, LLC, a Colorado limited liability company, formerly known as High Sierra Water Holdings, LLC, a Colorado limited liability company ("NGL Water"), the sole member of the Wyoming Guarantor, dated October 2, 2013 and June 23, 2014 relating to the approval of the transactions contemplated by the Transaction Documents, certified by the Secretary of the Wyoming Guarantor as being true, correct, complete and in full effect on the date of this opinion (the "Written Consent");

          (g)   a Certificate of the Secretary of the Wyoming Guarantor of even date herewith certifying as to (i) the incumbency of the officers of the Wyoming Guarantor who have executed the Transaction Documents (as defined below) on behalf of the Wyoming Guarantor, (ii) the execution and delivery of the Indentures, and (iii) the Organizational Documents and Written Consent referenced above (the "Secretary's Certificate"); and

          (h)   a Good Standing Certificate covering the Wyoming Guarantor, issued by the Secretary of State of the State on August 18, 2014 (the "Good Standing Certificate").

The documents described in items (a) through (c) above are collectively referred to herein as the "Transaction Documents".

        We have not represented the Wyoming Guarantor in matters other than in connection with the preparation of this opinion letter. We have conducted only such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion. As to factual matters, we have relied upon and assumed the truthfulness and accuracy of (a) the representations and warranties of the Issuers and the Guarantors set forth in the Indentures and the Registration Statement, and (b) the certifications of the Secretary of the Wyoming Guarantor made in the Secretary's Certificate.

        We have not reviewed any documents other than the Opinion Documents and, other than obtaining the Good Standing Certificate, we have not conducted any examination of any public records, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Opinion Documents and not to any other documents, agreements, instruments or exhibits of the Wyoming Guarantor or referred to in or incorporated by reference into any of the Opinion Documents.

        We have assumed for purposes of this opinion: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies; (c) the genuineness of all signatures; (d) the due authorization, execution and delivery of the Transaction Documents by the persons authorized by each respective party thereto (other than the Wyoming Guarantor to the extent of the opinions expressed herein) to execute and deliver such documents on each party's behalf; (e) that neither the Wyoming Guarantor nor any of its assets is subject to any judicial or administrative order, decree, or judgment or to any contract, agreement, instrument or other document that would prohibit or limit the Wyoming Guarantor's ability to execute, deliver or perform its obligations under the Transaction Documents; and (f) that no action to dissolve, merge, convert, liquidate or consolidate the Wyoming Guarantor has occurred.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1.     Based solely on the Good Standing Certificate, the Wyoming Guarantor is validly existing as a limited liability company and is in good standing under the laws of the State with the corporate power and authority to execute and deliver the Guarantees and to perform its obligations thereunder.

          2.     The execution and delivery by the Wyoming Guarantor of, and the performance by the Wyoming Guarantor of its obligations under, the Guarantees has been duly authorized by all necessary corporate action on the part of the Wyoming Guarantor, and the Guarantees have been duly executed and delivered by the Wyoming Guarantor.

        Our opinion in paragraph 2 above as to the Guarantees being duly executed and delivered by the Wyoming Guarantor is based solely on the Officer's Certificate and our review of emailed copies of the signed Guarantees that have been provided to us by the Wyoming Guarantor in connection with our issuance of this opinion.

        Our opinions contained in this letter are based on the laws of the State. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction, including that of the State. This letter is limited to the matters expressed herein and no other opinions may be implied. Specifically, no opinion is expressed herein regarding the effect of or compliance with securities laws.

        Our opinions contained in this letter are rendered only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise or come to our attention after the date of this opinion letter, or any future changes in laws. This opinion letter is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein or as representations of fact.

        These opinions are furnished for the benefit of the addressee. We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement. In giving the opinions contained in this letter and our consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Holland & Hart LLP

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